UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 11, 2013

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification No.)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2013, MPG Office Trust, Inc. (together with affiliate entities, the “Company”) entered into an agreement to sell U.S. Bank Tower and Westlawn Garage, each located in Downtown Los Angeles, California, to an affiliate of Overseas Union Enterprise Limited.

The purchase price is $367.5 million. The transaction is scheduled to close on June 28, 2013, following the expiration of the tax protection period on June 27, 2013. The buyer has made a non-refundable deposit in the amount of $7.5 million. The transaction is subject to customary closing conditions.

Net proceeds from the transaction are estimated to be approximately $103 million and will be available for general corporate purposes, including potential loan rebalancing in connection with the refinancing of the Company’s upcoming 2013 debt maturities.

We will file the purchase and sale agreement and joint escrow instructions with the Company’s next periodic report.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 11, 2013, the Company issued a press release announcing that it entered into an agreement to sell U.S. Bank Tower and Westlawn Garage to an affiliate of Overseas Union Enterprise Limited, a copy of which is furnished as Exhibit 99.1 herewith.

The purchase price is $367.5 million. The transaction is scheduled to close on June 28, 2013, following the expiration of the tax protection period on June 27, 2013. The transaction is subject to customary closing conditions. Net proceeds from the transaction are estimated to be approximately $103 million and will be available for general corporate purposes, including potential loan rebalancing in connection with the refinancing of the Company’s upcoming 2013 debt maturities.

Exhibit 99.1 is being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1**	Press release dated March 11, 2013
_________

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ PEGGY M. MORETTI
Peggy M. Moretti Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Date:   As of March 11, 2013